                                                                   EXHIBIT 10(A)
                                                           FORM 10-QSB (6/30/96)

                           LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of June 28, 1996, by and between EIP Microwave, Inc. ("Borrower") whose address is 1589 Centre Pointe Drive, Milpitas, CA 95035, and Silicon Valley Bank ("Silicon") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Silicon, Borrower is indebted to Silicon pursuant to, among other documents, a Loan and Security Agreement, dated March 10, 1992 (including the Schedule thereto), as such agreement may be amended from time to time (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Credit Limit in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "A/R Facility"). Defined terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Silicon shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES: Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents." Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   MODIFICATION(S) TO THE SCHEDULE TO LOAN AGREEMENT.

          1. The first paragraph of section 1.1 entitled "Credit Limit" is hereby amended to read, in its entirety:

               An amount not to exceed the lesser of: (i) Five Hundred Thousand and 00/100 Dollars ($500,000.00); or (ii) sixty percent (60%) of the Net Amount of Borrower's accounts, which Silicon in its discretion deems eligible for borrowing.

          2. The first sentence of section 1.2 entitled "Interest Rate"' is hereby amended to read, in its entirety:

               Effective as of the date hereof, a rate equal to the "Prime Rate", in effect from time to time, plus three (3.00) percent per annum, provided that the interest rate in effect in each month shall not be less than ten (10.00) percent per annum.

          3. The Financial Covenants as provided in Section 4.1 entitled "Financial Covenants" are hereby amended as follows:

               QUICK ASSET RATIO. Borrower shall maintain, on a monthly basis, beginning with the month ended April 30, 1996, a ratio of "Quick Assets" to current liabilities of not less than .65 to 1.00.

               TANGIBLE NET WORTH. Borrower shall maintain, on a monthly basis, beginning with the month ended April 30, 1996, a tangible net worth of not less than $1,000,000.00.

                                                                   EXHIBIT 10(A)


               DEBT TO TANGIBLE NET WORTH. Borrower shall maintain, on a monthly basis, beginning with the month ended April 30, 1996, a ratio of total liabilities to tangible net worth of not more than
               1.25 to 1:00.

               PROFITABILITY. Borrower shall be profitable (after taxes) on a quarterly and annual basis, with an allowance for losses, provided such losses do not exceed $200,000.00 for the quarter ending June 30, 1996 and $175,000.00 for the quarter ending September 30, 1996.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF VARIANCE FEE. Borrower shall pay Silicon a fee in the amount of Five Hundred and 00/100 Dollars ($500.00) (the "Variance Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Silicon is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Silicon's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Silicon to make any
future modifications to the Indebtedness.   Nothing in this Loan Modification
Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Silicon in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Variance Fee.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                SILICON:

EIP MICROWAVE, INC.                      SILICON VALLEY BANK


By: /s/ John Ardizzone                   By: /s/ Christine L. Caywood
   -------------------------                -----------------------------

Name:   John Ardizzone                   Name:   Christine L. Caywood
     -----------------------                  ---------------------------

Title:  CFO                              Title:  Vice President
      ----------------------                   --------------------------

                                     13